                        SCHEDULE 14A INFORMATION

             Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. _____)


Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]


Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
       (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                    WESTERN PACIFIC AIRLINES, INC.
____________________________________________________________________________
             (Name of Registrant as Specified In Its Charter)


____________________________________________________________________________
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
          __________________________________________________________________

     (2)  Aggregate number of securities to which transaction applies:
          __________________________________________________________________

     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth
          the amount on which the filing fee is calculated and
          state how it was determined):
          __________________________________________________________________

     (4)  Proposed maximum aggregate value of transaction:
          __________________________________________________________________

     (5)  Total fee paid:
          __________________________________________________________________



[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
          __________________________________________________________________

     (2)  Form, Schedule or Registration Statement No.:
          __________________________________________________________________

     (3)  Filing Party:
          __________________________________________________________________

     (4)  Date Filed:
          __________________________________________________________________

                                 [LETTERHEAD]


                                                                 May 9, 1997


To Our Stockholders:

     It is my pleasure to invite you to the 1997 Annual Meeting of Stockholders of Western Pacific Airlines, Inc. The meeting will be held on Thursday, June 19, 1997 at 10:00 a.m., local time, at The Antlers Doubletree Hotel, Summit Ballrooms II and III, 4 South Cascade Avenue, Colorado Springs, Colorado. The enclosed Notice of Annual Meeting of Stockholders and Proxy Statement covers the formal business to be conducted at the meeting, which includes the election of two Directors and approval of the proposal to amend the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock.

     It is important that your shares are represented at this meeting, whether or not you attend the meeting, and regardless of the number of shares you own. To be sure your shares are represented, please complete, date, sign and return the enclosed proxy card in the accompanying envelope as soon as possible. If you attend the meeting and wish to vote in person, your vote at the meeting will supersede your proxy.

                                        Sincerely,


                                        /s/ Robert A. Peiser
                                        Robert A. Peiser
                                        PRESIDENT AND CHIEF EXECUTIVE OFFICER

                      WESTERN PACIFIC AIRLINES, INC.
                  2864 SOUTH CIRCLE DRIVE, SUITE 1100
                   COLORADO SPRINGS, COLORADO 80906

                NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                        TO BE HELD JUNE 19, 1997

To the Stockholders of Western Pacific Airlines, Inc.:

     The 1997 Annual Meeting of Stockholders of Western Pacific Airlines, Inc., a Delaware corporation (the "Company"), will be held on Thursday, June 19, 1997 at 10:00 a.m. local time at The Antlers Doubletree Hotel, Summit Ballrooms II and III, 4 South Cascade Avenue, Colorado Springs, Colorado, for the following purposes:

     1. To elect two persons to the Company's Board of Directors to serve for a three year term until the year 2000 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

     2. To amend the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock to 40,000,000.

     3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on April 21, 1997 as the record date (the "Record Date") for the Annual Meeting. Only stockholders of record at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. A list of the Company's stockholders entitled to vote at the Annual Meeting will be available for examination during normal business hours at the Company's headquarters at the address listed above during the ten days prior to the meeting date.

     You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting in person, please complete, date and sign the accompanying proxy card and return it promptly in the enclosed return envelope to ensure that your shares are represented and voted in accordance with your wishes. You may revoke your proxy by following the procedures set forth in the accompanying Proxy Statement. If you choose, you may still vote in person at the Annual Meeting even though you previously submitted your proxy.

                              By Order of the Board of Directors

                              /s/ Nina A. Ortega
                              Nina A. Ortega
                              SECRETARY


Colorado Springs, Colorado
May 9, 1997

                     WESTERN PACIFIC AIRLINES, INC.
                   2864 SOUTH CIRCLE DRIVE, SUITE 1100
                     COLORADO SPRINGS, COLORADO 80906


                              PROXY STATEMENT

     This Proxy Statement and the accompanying proxy card are being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Western Pacific Airlines, Inc., a Delaware corporation (the "Company"), for use at the annual meeting of stockholders (the "Annual Meeting"). The Annual Meeting will be held on Thursday, June 19, 1997 at 10:00 a.m. local time at The Antlers Doubletree Hotel, Summit Ballrooms II and III, 4 South Cascade, Colorado Springs, Colorado. The purposes of the Annual Meeting are set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the accompanying proxy card are being mailed beginning May 19, 1997 to holders of common stock, $.001 par value ("Common Stock") of the Company on April 21, 1997 (the "Record Date"). At the close of business on the Record Date, there were 13,411,921 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. The Company's executive offices are located at 2864 South Circle Drive, Suite 1100, Colorado Springs, Colorado 80906.


                             VOTING AT THE MEETING

     Each holder of record of Common Stock is entitled to cast one vote per share. The presence, in person or by proxy, of the holders of a majority of the votes represented by the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the conduct of business at the Annual Meeting. Abstentions will be counted as shares present for purposes of determining whether a quorum is present.

     At the Annual Meeting, directors of the Company will be elected by the affirmative vote of a plurality of the outstanding shares of Common Stock represented and entitled to be voted, which means the two nominees receiving the highest vote totals will be elected. Shares as to which authority to vote on the election of directors has been withheld and broker non-votes(1) will not be counted as votes cast for nominees and will have no effect on the outcome of the voting.

     The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is required for approval of the amendment of the Company's Restated Certificate of Incorporation. Shares as to which authority to vote on the amendment has been withheld will not be counted as votes cast for the amendment and will have no effect on the outcome of voting. Broker non-votes will be counted as votes cast against the proposed amendment.

-----------------
(1) Broker non-votes are limited proxies submitted by brokers or other nominees who do not have the required voting authority from beneficial owners.

     All shares of Common Stock represented by properly executed proxies received prior to or at the Annual Meeting and not revoked will be voted in accordance with the instructions indicated in such proxies. If no such instructions are indicated, such shares will be voted FOR the election of the two nominees for director, FOR the amendment of the Restated Articles of Incorporation, and, in the discretion of the proxy holders, on any other matter that may properly come before the Annual Meeting. Any stockholder may revoke his or her proxy at any time prior to its use by filing with the Secretary of the Company written revocation of his or her proxy, giving a duly executed proxy bearing a later date or voting in person at the Annual Meeting. Attendance by a stockholder at the Annual Meeting will not in itself revoke his or her proxy.

     In addition to solicitation by mail, directors, officers and regular employees of the Company may solicit proxies by telephone or personal contact, for which such persons will receive no additional compensation. Banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries will be requested to forward solicitation materials to the beneficial owners of Common Stock held of record by them, and will be reimbursed for their reasonable forwarding expenses upon their request. All costs of the solicitation of proxies will be paid by the Company.

                      ELECTION OF DIRECTORS
                      (ITEM 1 ON PROXY CARD)

     Under the Company's Restated Certificate of Incorporation and Bylaws, the Board of Directors has the authority to determine the size of the Board, which must not be less than three nor more than 15 members. The Board of Directors presently consists of seven members. The Company's Restated Certificate of Incorporation provides for a classified Board of Directors under which there are three classes of Directors, all of which are as equal in number as possible. Edward R. Beauvais and Ivan Irwin, Jr. are the Class III directors serving terms expiring at the Annual Meeting and are the nominees for election as directors. George E. Leonard and Clayton I. Bennett are the Class I directors, whose terms expire at the 1998 Annual Meeting, and Glenn M. Stinchcomb, James R. Wikert and Robert A. Peiser are the Class II directors, whose terms expire at the 1999 Annual Meeting. The directors elected at the Annual Meeting will be elected to a three year term and will hold office until the year 2000 Annual Meeting of Stockholders and until their successors are duly elected and qualified. Unless authority is withheld, it is intended that the shares represented by proxies at the Annual Meeting will be voted in favor of the two nominees named below. Both nominees have agreed to serve if elected.

     If any nominee is not available for election at the time of the Annual Meeting, the shares of Common Stock represented by proxy at the Annual Meeting will be voted "for" the election of such other person as the Board of Directors of the Company may recommend, unless the stockholder executing such proxy withholds authority to vote for the election of directors.

NOMINEES FOR CLASS III DIRECTORS FOR TERM EXPIRING IN 2000

     The following information concerning the nominees for election as Class III directors has been provided by the respective nominees.

     EDWARD R. BEAUVAIS. Mr. Beauvais, age 60, founded the Company in 1994 and is Chairman of the Board and a Director. From 1994 until November 1996, Mr. Beauvais was President, Chief Executive Officer and Chairman of the Company's Board of Directors. Prior to founding the Company, Mr. Beauvais served as General Manager of Aviation Consulting Group from 1992 through 1994. From 1981 through 1992, Mr. Beauvais was Chairman and Chief Executive Officer of America West Airlines ("America West"). America West filed for Chapter 11 protection in June 1991, and Mr. Beauvais resigned as Chairman of America West on July 31, 1992. America West emerged from Chapter 11 in August 1994.

     IVAN IRWIN, JR. Mr. Irwin, age 63, was elected to the Board of Directors of the Company in 1995. Since 1994, Mr. Irwin has been Vice President of Hunt Petroleum of Texas, Inc. ("HPTI"), a significant stockholder of the Company, and Vice Chairman and Executive Vice President of Hunt Petroleum Corporation, the parent company of HPTI and a corporation primarily engaged in oil and gas exploration and production. See "Beneficial Ownership of Shares" and "Certain Transactions Involving the Company." Prior to assuming his position with HPTI, Mr. Irwin was engaged for over 30 years in the private practice of law in Dallas, Texas, including from February 1990 through June 1994, when he was a partner in the Dallas, Texas office of the law firm of Vinson & Elkins, L.L.P.

DIRECTORS CONTINUING IN OFFICE

     The following information concerning the directors continuing in office has been provided by the respective directors.

     CLASS II DIRECTORS-TERM EXPIRES IN 1999

     Glenn M. Stinchcomb. Mr. Stinchcomb, age 69, was elected to the Board of Directors of the Company in 1995. From October 1991 until his retirement in 1996, Mr. Stinchcomb was a director of The Oklahoma Publishing Company ("OPUBCO"), a publishing company. He was Vice President and Treasurer of OPUBCO from October 1991 to July 1995. Mr. Stinchcomb also serves as a director of Gaylord Entertainment Company ("GEC"), a diversified entertainment and communications company. He was Chief Financial Officer and Treasurer of GEC from 1974 to 1991, and he was Vice President of GEC from 1986 to 1991. Edward L. Gaylord, a significant stockholder of the Company, is an affiliate of GEC. See "Beneficial Ownership of Shares" and "Certain Transactions Involving the Company."

     JAMES R. WIKERT. Mr. Wikert, age 48, was elected to the Board of Directors of the Company in 1995. Since 1993, Mr. Wikert has been Chief Executive Officer of Express One International, Inc. ("Express One"), a cargo and charter airline, and is the controlling stockholder of Aircorp, Inc., an enterprise engaged in the ownership, lease and/or sale of commercial and general aviation aircraft. From 1987 to 1993, Mr. Wikert was the President of Express One. Mr. Wikert is the son-in-law of a controlling shareholder of HPTI, a significant stockholder of the Company. See "Beneficial Ownership of Shares" and "Certain Transactions Involving the Company."

     ROBERT A. PEISER. Mr. Peiser, age 49, was elected to the Board of Directors of the Company in November 1996, when he joined the Company as President and Chief Executive Officer. Prior to joining the Company, Mr. Peiser served as Vice Chairman and Chief Executive Officer of FoxMeyer Drug Company from August 1996 through November 1996. In addition, Mr. Peiser was Executive Vice President - Finance and Chief Financial Officer of Trans World Airlines, Inc. ("TWA") from August 1994 through August 1996 following TWA's emergence from Chapter 11 bankruptcy. Prior to his employment with TWA, Mr. Peiser was a consultant with BBK, Ltd., a turnaround consulting firm based in Southfield, Michigan, from November 1992 through July 1994. Prior to his employment with BBK, Ltd., Mr. Peiser was the President and Chief Executive Officer of Orange-co, Inc., a citrus processing company based in Bartow, Florida.

     CLASS I DIRECTORS-TERM EXPIRES IN 1998

     CLAYTON I. BENNETT. Mr. Bennett, age 37, was elected to the Board of Directors of the Company in 1995. Since prior to April 1992, he has been the Real Estate and Investment Manager for The Oklahoma Publishing Company, a publishing company. Mr. Bennett is the son-in-law of Edward L. Gaylord, a significant stockholder of the Company. See "Beneficial Ownership of Shares" and "Certain Transactions Involving the Company."

     GEORGE E. LEONARD. Mr. Leonard, age 56, was elected to the Board of Directors of the Company in November 1996, when he joined the Company as Vice President - Finance and Chief Financial Officer. Prior to joining the Company, Mr. Leonard was President and Chief Executive Officer of GEL Management, Inc., a company engaged in real estate and financial management and consulting services, for two separate periods, from July 1996 through October 1996, and from December 1991 through December 1995. From January 1996 through July 1996, Mr. Leonard was Chairman and Chief Executive Officer of Consumer Guaranty Corporation, an asset restructuring company.

                          BOARD MEETINGS AND COMMITTEES

     The Board of Directors held 11 regular and four special meetings in 1996. Each director attended 75% or more of the total number of meetings of the board and the committees of which he was a member that were held during the period for which he has been a director or committee member.

     The Company's Board of Directors has established Audit, Compensation and Nominating Committees. In November 1996, the Board of Directors also established a Legal Committee, which was dissolved in April 1997. The Audit Committee is comprised only of outside directors. The Compensation and Nominating Committees each have two directors who are neither officers nor employees of the Company. The Legal Committee, when it was in existence, also had as members two directors who were neither officers nor employees of the Company. During 1996, the Audit Committee held two meetings and the Compensation Committee held five meetings, while the Legal and Nominating Committees did not meet (the Legal Committee having been created in November 1996 and dissolved in April 1997).

     The duties of the Audit Committee include recommending to the Board of Directors the selection of independent public accountants to audit the financial statements of the Company, reviewing the activities and reports of the independent public accountants and reporting the results of such review to the Board of Directors. The Audit Committee also monitors the internal accounting controls of the Company. The members of the Audit Committee are Glenn M. Stinchcomb (Chairman) and Ivan Irwin, Jr.

     The duties of the Compensation Committee include providing a general review of the Company's compensation and benefit plans to ensure that they meet the Company's objectives. The Compensation Committee has the sole authority to administer and to grant awards under the Company's 1994 Amended and Restated Stock Option Plan (the "Option Plan") and also acts as Administrator under the Company's 1995 Amended and Restated Directors' Option Plan (the "Directors' Plan") and the 1996 Restricted Stock Plan for Non-Employee Directors (the "Restricted Stock Plan"). In addition, the Compensation Committee approves the Chief Executive Officer's compensation and reviews the Chief Executive Officer's recommendations with respect to (i) the compensation of all other officers of the Company, (ii) the grant of awards under the Company's then-existing compensation and benefit plans and
(iii) the adoption of major compensation policies and practices. The Compensation Committee consists of Ivan Irwin, Jr. (Chairman) and Clayton I. Bennett.

     The duties of the Nominating Committee include recommending to the Board of Directors nominees for election as directors of the Company. Members of the Nominating Committee are Clayton I. Bennett (Chairman) and James R. Wikert.

     Prior to its dissolution, the duties of the Legal Committee included recommending and reviewing outside counsel to the Board, reviewing with the Company's internal counsel and outside counsel all legal affairs affecting the Company and the Board and seeking the advice of outside counsel from time to time with respect to the discharge by the Board of its responsibilities to the Company and its stockholders. Members of the Legal Committee were Ivan Irwin, Jr. (Chairman) and Glenn M. Stinchcomb.

                                EXECUTIVE OFFICERS

     Set forth below is certain information relating to the current executive officers of the Company. Each executive officer serves at the pleasure of the Board of Directors, subject to the employment agreements described below.

           Name                   Age                Position
           ----                   ---                --------

Robert A. Peiser(1). . . . . . . . 49      President, Chief Executive
                                           Officer and Director

Edward R. Beauvais(1). . . . . . . 60      Chairman of the Board

George E. Leonard(1) . . . . . . . 56      Vice President - Finance, Chief
                                           Financial Officer and Director

Mark Coleman . . . . . . . . . . . 50      Senior Vice President - Marketing
                                           and Planning

Timothy D. Komberec. . . . . . . . 48      Vice President - Flight
                                           Operations

Donald E. Applegarth . . . . . . . 34      Vice President - Information
                                           Systems and Chief Information
                                           Officer

Glenn S. Goldberg. . . . . . . . . 39      Vice President - Human Resources
                                           and Administration

Martin J. Wax. . . . . . . . . . . 43      Vice President - Technical
                                           Operations and Vendor Administration

-----------------
(1) Biographical information with respect to Messrs. Peiser, Beauvais and Leonard is provided under the heading "Election of Directors."

     MARK COLEMAN. Mr. Coleman joined the Company as Senior Vice President - Marketing and Planning in November 1996. From July 1994 until August 1996, he was Senior Vice President of Marketing for Trans World Airlines, Inc. ("TWA"), working on TWA's restructuring and reorganization following TWA's emergence from Chapter 11 bankruptcy. From September 1992 through July 1994, Mr. Coleman was Vice President and General Manager of Avis Wiscom International, Ltd., a company providing technology services to the travel industry. From December 1981 through September 1992, Mr. Coleman was Senior Vice President of America West Airlines, Inc.

     TIMOTHY D. KOMBEREC. Mr. Komberec joined the Company as Vice President-Flight Operations in September 1994. Prior to joining the Company, Mr. Komberec was employed by Empire Airlines as Director of Operations from January 1993 through August 1994, and by International Airlines Services as an Aviation Consultant from September 1991 through December 1992. Prior to Empire Airlines, Mr. Komberec was Vice President of Flight Operations for NPA Inc. dba United Express (which merged in October 1990 into WestAir Airlines) from April 1987 to September 1991. Mr. Komberec is a licensed Airline Transport Pilot, Commercial Pilot, Flight Instructor and Ground Instructor with turbojet and rotary ratings and 12,700 hours in flight time as pilot in command and 2,200 hours as a flight instructor.

     DONALD E. APPLEGARTH. Mr. Applegarth has been Vice President-Information Systems since September 1, 1995. Mr. Applegarth joined the Company as Manager, Marketing Automation in October 1994 and was promoted to Director of Market Automation in June 1995. Prior to Joining the Company, he served as Manager of Systems Services for Morris Air from March 1993 through October 1994, and as Station Manager-Seattle Station for America West Airlines from November 1983 through February 1993, where he also served as chairman of America West's system review board with responsibility for review and design of field station software development. Mr. Applegarth has extensive experience in client-server architecture and software design, and since June 1992 has owned his own computer systems company.

     GLENN S. GOLDBERG. Mr. Goldberg joined the Company as Vice President-Human Resources and Administration in January 1995. From 1992 until joining the Company, Mr. Goldberg served as Vice President-Human Resources and Administration for Amvest Corporation, a coal and natural gas energy company, as Manager of Human Resources Programs for General Electric Capital Corporation, a finance company, from 1990 to 1992, and as Director of Human Resources & Administration for Kelly Communications from 1987 to 1990. From 1981 to 1987 Mr. Goldberg was employed with People Express Airlines/Continental Airlines in various capacities including Operations and Facilities Director, Training Director and Employment Manager.

     MARTIN J. WAX. Mr. Wax joined the Company in January 1995 and is currently Vice President-Technical Operations and Vendor Administration.
From August 1995 through February 1997, Mr. Wax was the Company's Vice President - Purchasing, and from January 1995 through July 1995, he served as the Company's Director of Purchasing. From August 1994 through December 1994, he was a consultant to AAR Corporation in connection with the reengineering of materials programs for the airline industry. From September 1994 to December 1994 he was a consultant to UltrAir in connection with the liquidation of airline inventory. Mr. Wax was Director of Vendor Administration, Traffic and Materials Sales for Continental Airlines from February 2, 1992 through July 1994.

                          BENEFICIAL OWNERSHIP OF SHARES

     The following table sets forth, as of the Record Date, the beneficial ownership, as defined by regulations of the Securities and Exchange Commission (the "Commission") of Common Stock held by: (i) each person or group of persons known to the Company to beneficially own more than five percent of the outstanding shares of Common Stock; (ii) each director of the Company and each nominee for director; (iii) each current executive officer named in the Summary Compensation Table below; (iv) up to two executive officers who were employed by the Company in 1996 and who, had they remained employed by the Company at December 31, 1996, would have been included among the executive officers required to be named in the Summary Compensation Table; and (v) all executive officers and directors as a group. Except as noted below, each of the persons listed has sole investment and voting power with respect to the shares of Common Stock included in the table. The number of shares and percentage of ownership of Common Stock for each person assumes that shares of Common Stock issuable upon the exercise of stock options to such person (exclusive of others) exercisable within sixty days after the Record Date are outstanding. All information is taken from or based upon ownership filings made by such persons with the Commission or upon information provided by such persons.

-----------------------------------------------------------------------
NAME OF BENEFICIAL OWNER(1)         AMOUNT AND NATURE
                                            OF             PERCENT OF
                                        BENEFICIAL            CLASS
                                        OWNERSHIP
-----------------------------------------------------------------------
Edward R. Beauvais . . . . . . . . .   1,676,075 (2)         12.5%
-----------------------------------------------------------------------
Edward L. Gaylord. . . . . . . . . .   2,276,120 (3)         17.0%
-----------------------------------------------------------------------
GFI Company. . . . . . . . . . . . .   1,798,620 (4)         13.4%
-----------------------------------------------------------------------
Hunt Petroleum of Texas, Inc.. . . .   1,606,120 (5)         12.0%
-----------------------------------------------------------------------
James R. Wikert. . . . . . . . . . .     404,342 (6)          3.0%
-----------------------------------------------------------------------
Robert A. Peiser . . . . . . . . . .       6,000      Less than 1%
-----------------------------------------------------------------------

-----------------------------------------------------------------------
Ivan Irwin, Jr.. . . . . . . . . . .     28,535 (7)    Less than 1%
-----------------------------------------------------------------------
Glenn M. Stinchcomb. . . . . . . . .     29,201 (8)    Less than 1%
-----------------------------------------------------------------------
Clayton I. Bennett . . . . . . . . .     23,201 (9)    Less than 1%
-----------------------------------------------------------------------
Glenn S. Goldberg. . . . . . . . . .     37,570(10)    Less than 1%
-----------------------------------------------------------------------
Martin J. Wax. . . . . . . . . . . .     27,898(11)    Less than 1%
-----------------------------------------------------------------------
Timothy D. Komberec. . . . . . . . .     41,667(12)    Less than 1%
-----------------------------------------------------------------------
Donald E. Applegarth . . . . . . . .     25,750(13)    Less than 1%
-----------------------------------------------------------------------
Thomas DeNardin. . . . . . . . . . .     19,238(14)    Less than 1%
-----------------------------------------------------------------------
Martin J. Dugan, Jr. . . . . . . . .     97,500(15)    Less than 1%
-----------------------------------------------------------------------
George E. Leonard. . . . . . . . . .      1,002        Less than 1%
-----------------------------------------------------------------------
All executive officers and
directors as a group (11 persons). .  2,301,241(16)           17.2%
-----------------------------------------------------------------------

-----------------
(1) The addresses of the more than five percent holders listed in the table are as follows: Edward R. Beauvais -2864 South Circle Drive, Suite 1100, Colorado Springs, Colorado 80906; Edward L. Gaylord-9000 North Broadway, Oklahoma City, Oklahoma 73114; GFI Company ("GFI")-530 Las Vegas Boulevard South, Las Vegas, Nevada 89101; and Hunt Petroleum of Texas, Inc.-5000 Thanksgiving Tower, Dallas, Texas 75201.
(2) Includes 1,551,075 shares of Common Stock held in the name of Aviation Holdings Limited Company ("AHLC"). Under the AHLC Operating Agreement, Mr. Beauvais has management rights and voting and investment power with respect to all 1,551,075 shares of Common Stock held in the name of AHLC. Mr. Beauvais' interest in AHLC, which currently represents a 68.3% interest in all allocations and distributions from AHLC (equivalent to 1,058,774 shares or 7.9% of the outstanding Common Stock), is held in the name of Aviation Consulting Group Limited Partnership, an Arizona limited partnership ("ACGLP") of which Mr. Beauvais is a general partner and Mr. Beauvais, along with his spouse and children, is a beneficial owner. Also includes 60,000 shares of Common Stock issuable upon the exercise of stock options.
(3) Includes 1,225,000 shares of Common Stock owned of record by GFI and 437,500 shares of Common Stock owned of record by the Broadmoor Hotel, Inc. Mr. Gaylord, individually and through certain trusts, may be deemed a controlling person of GFI and GFI may be deemed a controlling stockholder of the Broadmoor Hotel, Inc. As a result, Mr. Gaylord may be deemed to be the beneficial owner of the shares of Common Stock owned of record by GFI and the Broadmoor Hotel, Inc. Also includes 10,000 shares owned of record by Mr. Gaylord's spouse, and currently exercisable warrants to purchase 136,120 shares of Common Stock held by GFI. Mr. Gaylord disclaims beneficial ownership of shares of Common Stock not owned of record by him.

 (4) All of the shares of Common Stock reflected as beneficially owned by GFI are also reflected as beneficially owned by Mr. Gaylord. See Note (3) above. Includes 437,500 shares of
     Common Stock owned of record by the Broadmoor Hotel, Inc. GFI may be deemed to be a controlling stockholder of the Broadmoor Hotel, Inc. As a result, GFI may be deemed to be the beneficial owner of the shares of Common Stock owned of record by the Broadmoor Hotel, Inc. Also includes currently exercisable warrants to purchase 136,120 shares of Common
     Stock held by GFI. GFI disclaims beneficial ownership of shares of Common Stock not owned of record by GFI.
 (5) The shares held of record by HPTI may be deemed beneficially owned by its sole stockholder, Hunt Petroleum Corporation, which is owned by two trusts with all voting and dispositive powers exercised by the trustees, Tom Hunt and James L.
     Parker, 5000 Thanksgiving Tower, Dallas, Texas 75201. Also includes currently exercisable warrants to purchase 136,120 shares of Common Stock held by HPTI.
 (6) Includes 50,400 shares held in the name of the Wisenbaker/Wikert 1986 Trusts for the benefit of Mr. Wikert's four children and 75,000 shares reflected as beneficially owned by Mr. Wikert and held in the name of the Lyda Hunt-Margaret Trusts, a testamentary trust for the benefit of Mr.Wikert's spouse. Mr. Wikert disclaims beneficial ownership of all 125,000 shares held in the name of such trusts. Also includes 20,300 shares held of record by Mr. Wikert's stepsons, 4,600 shares held of record by Mr. Wikert's spouse and 200 shares held of record by Mr. Wikert's spouse as custodian for Mr. Wikert's children, as to all of which shares
     Mr. Wikert disclaims beneficial ownership.  Also includes
     17,500 shares of Common Stock issuable upon the exercise of stock options.
 (7) Includes 17,500 shares of Common Stock issuable upon the exercise of stock options. Also includes 300 shares held by Mr. Irwin as trustee of three educational trusts for the benefit of Mr. Irwin's children and grandchildren, as to which shares Mr. Irwin disclaims beneficial ownership.
 (8) Includes 17,500 shares of Common Stock issuable upon the exercise of stock options. Also includes 1,000 shares held of record by Mr. Stinchcomb's spouse, as to which shares Mr. Stinchcomb disclaims beneficial ownership.
 (9) Includes 17,500 shares of Common Stock issuable upon the exercise of stock options. Also includes 5,000 shares held of record by Mr. Bennett's spouse, as to which shares Mr. Bennett disclaims beneficial ownership.
(10) Includes 36,000 shares of Common Stock issuable to Mr.
     Goldberg upon the exercise of stock options. Does not include 1,843 shares held in the name of AHLC and reflected as beneficially owned by Mr. Beauvais.
(11) Includes 25,000 shares of Common Stock issuable to Mr. Wax upon the exercise of stock options. Does not include 1,843 shares held in the name of AHLC and reflected as beneficially owned by Mr. Beauvais.
(12) Includes 16,667 shares of Common Stock issuable to Mr.
     Komberec upon the exercise of stock options.

(13) Includes 25,000 shares of Common Stock issuable to Mr. Applegarth upon the exercise of stock options. Does not include 479 shares held in the name of AHLC and reflected as beneficially owned by Mr. Beauvais.
(14) Mr. DeNardin resigned his position with the Company in December 1996. Includes 16,668 shares of Common Stock issuable to Mr. DeNardin upon the exercise of stock options. Does not include 25,570 shares held in the name of AHLC and reflected as beneficially owned by Mr. Beauvais.
(15) Mr. Dugan resigned his position with the Company on November 1, 1996. Includes 40,000 shares of Common Stock issuable to Mr. Dugan upon the exercise of stock options and 500 shares of Common Stock issuable to Mr. Dugan's spouse upon the exercise of stock options. Mr. Dugan disclaims beneficial ownership of shares issuable upon the exercise of stock options held by his spouse. Does not include 15,934 shares held in the name of AHLC and reflected as beneficially owned by Mr. Beauvais.
(16) The shares reflected as beneficially owned by all directors and officers as a group include 1,551,075 shares held by AHLC and reflected as beneficially owned by Mr. Beauvais, and (ii) 232,667 shares issuable upon the exercise of stock options. Excludes shares held by Messrs. DeNardin and Dugan.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission reports of ownership and changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater-than-10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that, during the 1996 calendar year, all filing requirements applicable to its officers, directors and greater-than-10% beneficial owners were complied with, except that an initial statement of beneficial ownership (Form 3) was filed late by George E. Leonard and Robert A. Peiser, and Clayton L. Bennett was late in filing a statement of changes in beneficial ownership (Form 4).

                 COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION OF DIRECTORS

     During 1996, each Director of the Company who was not an employee of the Company or any parent or subsidiary of the Company (each a "Non-Employee Director") was entitled to receive an annual retainer of $20,000, to be paid July 1, 1996. In 1996, one half of such annual retainer was paid to each Non-Employee Director in the form of an award under the Company's 1996 Restricted Stock Plan for Non-Employee Directors of 701 shares of restricted stock having an agreed value for this purpose of 100% of the fair market value on the date of grant, July 1, 1996. Such shares have not been registered under the Securities Act of 1933, and have been issued with appropriate restrictive legends. The Company paid the $10,000 cash portion of the 1996 annual retainer to its Non-Employee Directors at the March 1997 meeting of the Company's Board of Directors. In 1996, Directors who received the stock award portion of their annual retainer, and who received in 1997 the cash portion of their annual 1996 retainer, were Messrs. Bennett, Irwin, Stinchcomb and Wikert as well as John S. Lancy, who served as a director of the Company until his resignation in November 1996. All Non-Employee Directors also receive reimbursement of usual and ordinary expenses incurred in connection with their service as a director.

     During 1995, each of Messrs. Bennett, Irwin, Lancy, Stinchcomb and Wikert was granted an option, pursuant to the 1995 Directors' Option Plan, to purchase 25,000 shares of Common Stock at an exercise price equal to the fair market value of such shares on the date of grant. On the grant date of such options, July 28, 1995, the exercise price per share was $6.00. Of the 25,000 options granted to each of the aforementioned non-employee directors, 40% (representing 10,000 shares of Common Stock) were exercisable on the date of grant, 30% (representing 7,500 shares of Common Stock) became exercisable on July 28, 1996, and the remaining 30% (representing 7,500 shares of Common Stock) will become exercisable on July 28, 1997. The term of all options granted under the Directors' Plan is five years, and subject to limited exceptions for termination as director, disability and death, such options are exercisable only while the Director remains a director of the Company or for a period of three months thereafter.

     In addition, each Director of the Company receives a positive space pass which allows him to book positive space travel on Company flights for himself and a guest traveling with him. In addition, each spouse of a Director and each dependant child also receives a positive space pass. In addition, Margaret Hill, a director of Hunt Petroleum Corporation, and her children Alinda Hill (spouse of James R. Wikert), Lyda Hill and Al Hill, Jr. each received a positive space pass.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION OF EXECUTIVE OFFICERS

     The Summary Compensation Table set forth below provides, for the period from April 12, 1994 (inception) to December 31, 1996, information concerning annual and long-term compensation paid or accrued by the Company for the Company's (i) two Chief Executive Officers who served in 1996, (ii) next four most highly compensated executive officers who served in 1996, and (iii) two additional officers who where employed by the Company in 1996 and who, had they remained employed by the Company at December 31, 1996, would have been included in the next four most highly paid officers for 1996, in each case for services rendered in all capacities to the Company.

                           SUMMARY COMPENSATION TABLE
-------------------------------------------------------------------------------
             ANNUAL COMPENSATION(3)          LONG-TERM COMPENSATION
-------------------------------------------------------------------------------

                                                                                   ALL
NAME AND                                               RESTRICTED  SECURITIES     OTHER
PRINCIPAL                                                STOCK     UNDERLYING  COMPENSATION
POSITION                    YEAR  SALARY($)  BONUS($)   AWARD($)   OPTIONS (#)      $
--------                    ----  ---------  --------   -------    ----------- ------------
--------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------
Robert A. Peiser (1) . . .  1996   $25,000  $300,000(1)    $0(1)   $300,000(1)     $0
President and Chief
Executive Officer
--------------------------------------------------------------------------------------------
Edward R.Beauvais (2). . .  1996   218,938       0          0           0        28,693(6)
Chairman of the Board,
President and Chief
Executive Officer
--------------------------------------------------------------------------------------------
                            1995   175,500       0          0           0           780(6)
--------------------------------------------------------------------------------------------
                            1994    93,750       0     90,000(4)     90,000(5)      0
--------------------------------------------------------------------------------------------
Glenn Goldberg . . . . . .  1996   113,400       0          0           0         4,455(6)
Vice President - Human
Resources and Administration
--------------------------------------------------------------------------------------------
                            1995    90,708       0          0           0         1,567(6)
--------------------------------------------------------------------------------------------
Martin J. Wax. . . . . . .  1996   113,400       0          0           0         3,888(6)
Vice President - Technical
Operations and Vendor
Administration
--------------------------------------------------------------------------------------------
                            1995    79,055       0          0           0         1,632(6)
--------------------------------------------------------------------------------------------
Timothy D. Komberec(2) . .  1996   113,400       0          0           0         3,530(6)
Vice President - Flight
Operations
--------------------------------------------------------------------------------------------
                            1995    93,625       0          0           0         3,530(6)
--------------------------------------------------------------------------------------------
                            1994    23,333    50,000(4)     0           0         2,752(6)
--------------------------------------------------------------------------------------------
Donald E. Applegarth . . .  1996   113,400       0          0           0         3,390(6)
Vice President - Information
Systems
--------------------------------------------------------------------------------------------
                            1995    65,505       0          0           0           0
--------------------------------------------------------------------------------------------
Thomas DeNardin(2) . . . .  1996   113,400       0          0           0         3,390(6)
Vice President - Sales and
Marketing
--------------------------------------------------------------------------------------------
                            1995    93,625       0          0           0         1,757(6)
--------------------------------------------------------------------------------------------
                            1994    23,333       0     50,000(4)        0           0
--------------------------------------------------------------------------------------------
Martin J. Dugan, Jr. (2) .  1996    95,200       0          0           0         7,434(6)
Vice President - Finance and
Chief Financial Officer
--------------------------------------------------------------------------------------------
                            1995    93,625       0          0           0         1,446(6)
--------------------------------------------------------------------------------------------
                            1994    23,333       0     60,000(4)        0            0
--------------------------------------------------------------------------------------------

                                       14

                            1994    23,333       0     60,000(4)        0            0
--------------------------------------------------------------------------------------------
Nolan A. Wiley(2). . . . .  1996   113,400       0       0              0           2,498(6)
Vice President - Maintenance
--------------------------------------------------------------------------------------------
                            1995    93,625       0       0              0           1,789(6)
--------------------------------------------------------------------------------------------
                            1994    23,333       0     50,000(4)        0            0
--------------------------------------------------------------------------------------------

(1) Mr. Peiser commenced employment with the Company on November 21, 1996. Mr. Peiser's listed salary includes salary paid from November 21, 1996 through December 31, 1996. Mr. Peiser received a signing bonus of $300,000 upon execution of his employment agreement. For a discussion of the terms of Mr. Peiser's employment agreement, including stock and stock option awards, see discussion under "Employment Agreements-Robert A. Peiser" below.
(2) Mr. Beauvais commenced employment with the Company on April 15, 1994. Mr. Dugan, Mr. DeNardin and Mr. Wiley commenced employment with the Company on September 1, 1994. Mr. Komberec commenced employment with the Company on September 12, 1994. Mr. Dugan resigned as an officer of the Company effective November 1, 1996. In November 1996, Mr. Beauvais resigned his positions as President and Chief Executive Officer, retaining his position as Chairman of the Board. Mr. DeNardin resigned his position in December 1996, and Mr. Wiley resigned his position in April 1997.
(3) The aggregate amount of any perquisites or other personal benefits was less than 10% of the total annual salary and bonus and is not included in the above table.
(4) Reflects a stock bonus award of 45,000 and 30,000 shares of Common Stock to Mr. Beauvais and Mr. Dugan, respectively, and 25,000 shares of Common Stock to each of Mr. Wiley, Mr. Komberec and Mr. DeNardin, on September 29, 1994. Such awards vested upon receipt. The fair market value of such shares at December 31, 1996 was $315,000, $210,000, $175,000, $175,000
     and $175,000, respectively, based on the closing price of the Common Stock on December 31, 1996 of $7.00.
(5) All such options were granted on September 29, 1994 at an exercise price of $6.00 per share and vest over a three-year period with one-third vesting on each of the first, second and third anniversaries of the date of grant.
(6) Consists of life insurance premiums paid by the Company in the applicable year for the benefit of the named officer.

EMPLOYMENT AGREEMENTS

     ROBERT A. PEISER. Mr. Peiser has an employment agreement with the Company, dated November 21, 1996, for his employment as President and Chief Executive Officer at a minimum compensation of $300,000 per annum for a three year term, with automatic one year extensions thereafter unless terminated by either party on specified prior written notice. Mr. Peiser also received (1) a $300,000 signing bonus upon execution of his employment agreement, (2) a grant of 100,000 shares of the Company's common stock, of which shares 34,000 vest on November 21, 1997, 33,000 vest on November 21, 1998 and 33,000 vest on November 21, 1999, (3) a grant of 300,000 options under the Company's Amended and Restated 1994 Stock Option Plan, vesting at a rate of 100,000 shares per year and exercisable at $7.75 per share, (4) an allowance of $650 per month in automobile expenses, and reimbursement for reasonable living expenses during the first twelve months of the employment agreement, and (5) lifetime positive space passes on the Company's flights for himself and his eligible dependents. Upon termination of Mr. Peiser's employment by the Company for cause, as defined in the employment agreement, Mr. Peiser shall be entitled to all outstanding amounts then due him under the employment agreement. Upon termination of Mr. Peiser's employment by the Company without cause, as defined in the employment agreement, Mr. Peiser shall be entitled to (1) a lump sum payment equal to his base salary for the longer of the remaining term of the Employment agreement or twelve months,
(2) continuation of certain benefits through the remaining term of the employment agreement, (3) immediate vesting of all granted but unvested stock and options and (4) continuation of lifetime positive space passes on the Company's flights for Mr. Peiser and his eligible dependents.

     EDWARD R. BEAUVAIS. Mr. Beauvais has an Amended and Restated Employment Agreement with the Company, dated November 21, 1996. for his employment as Chairman of the Board of Directors of the Company at a minimum compensation of $350,000 per year for a three year term. Mr. Beauvais also receives an allowance of $550 per month in automobile expenses and reimbursements for travel, entertainment and mileage expenses incurred in promoting the Company's business. Upon termination of Mr. Beauvais' Employment Agreement by the Company for cause, as defined in the Employment Agreement, or voluntarily by Mr. Beauvais, Mr. Beauvais shall be entitled to all outstanding amounts and benefits then due him under the Employment Agreement through the date of termination. Upon termination of Mr. Beauvais' Employment Agreement by the Company without cause, as defined in the Employment Agreement, Mr. Beauvais shall be entitled to (1) payment of his base salary through the term of the Employment Agreement, either as a lump sum or in periodic installments, at Mr. Beauvais' election, (2) continuation of certain benefits through the term of the Employment Agreement, (3) at his election, within 60 days of such termination, immediate vesting and exercise of all granted but unexercised stock options and (4) a lifetime positive space pass on the Company's flights for Mr. Beauvais and his spouse.

     MARK COLEMAN. Mr. Coleman has a three-year employment agreement with the Company, dated as of December 9, 1996, for his employment as Senior Vice President - Marketing and Planning at a minimum compensation of $175,000 per year for a three year term, with automatic one year extensions thereafter unless terminated by either party on specified prior written notice. In addition, Mr. Coleman received (1) a grant of 200,000 options under the Company's Amended and Restated 1994 Stock Option Plan, vesting at a rate of 67,000 options on December 9, 1997, 67,000 options on December 9, 1998 and 66,000 on December 9, 1999, such options exercisable at $8.25 per share and
(2) an allowance of $550 per month in automobile expenses and reimbursement of reasonable living expenses from December 9, 1996 through March 31, 1997. Upon termination of Mr. Coleman's employment agreement by the Company for cause, as defined in the employment agreement, Mr. Coleman shall be entitled to all outstanding amounts then due him through the date of termination under the employment agreement. Upon termination of the employment agreement by the Company without cause, as defined in the employment agreement, Mr. Coleman shall be entitled to (1) a lump sum payment equal to his base salary for the longer of the remaining term of the employment agreement or twelve months, (2) continuation of certain benefits through the remaining term of the employment agreement, (3) immediate vesting of all granted but unvested stock and options.

     MARTIN J. DUGAN, JR., THOMAS J. DENARDIN, NOLAN A. WILEY, GLENN S. GOLDBERG, MARTIN J. WAX, TIMOTHY D. KOMBEREC AND DONALD E. APPLEGARTH. The Company's employment agreements with Messrs. Dugan, DeNardin and Wiley were terminated on November 1, 1996, December 19, 1996 and April 11, 1997, respectively. Pursuant to severance agreements with each of Mr. Dugan, Mr. DeNardin and Mr. Wiley, the Company is paying to each former executive up to 24 months of his base salary at the time of his resignation, paid over a 24 month period, and providing to each executive continuation of certain benefits, including insurance coverage, for the same 24 month period. In addition, each former executive received a one year extension of the exercise period applicable to all stock options vested as of the date of termination, and lifetime positive space passes for themselves and their spouses on the Company's flights. The Company's employment agreements with Messrs. Goldberg, Wax, Komberec and Applegarth, as well as the terminated contracts with Mr. Dugan, Mr. DeNardin and Mr. Wiley when they were in effect, provide for a three-year term and are automatically extended on each anniversary of the date of the agreement to a new termination date three years from the date of such anniversary. Each agreement with Mssrs. Goldberg, Wax, Komberec and Applegarth provides for an annual base salary of $113,400, and entitles each such executive officer to participate in medical, life and disability insurance plans established by the Company for its executive officers and specifies that term life insurance will be maintained at three times the executive's annual salary. Each such agreement provides for continuation of salary and benefits payable to the executive officer for the balance of the term of the agreement in the event the agreement is terminated other than for cause. If the executive officer is terminated as a result of a long-term illness or disability, salary and benefits continue for 12 months from the date of termination. Each such executive officer's agreement also entitles him to reimbursement of ordinary and necessary business expenses and to an automobile allowance equal to $550 per month.

                      EMPLOYEE STOCK OPTIONS

     The Company has an Amended and Restated 1994 Stock Option Plan (the "1994 Plan") pursuant to which stock options may be granted to the Company's employees. Stock options granted under the 1994 Plan may be either incentive stock options or nonstatutory stock options. Incentive stock options granted to employees who own more than ten percent of the voting power of the Company's stock are granted at 110% of fair market value at the time of grant, and incentive stock options granted to all other employees are granted at 100% of fair market value at the time of grant. Nonstatutory stock options may be granted at 85% of fair market value at the time of grant. However, to date no stock options have been granted at less than 100% of fair market value as of the date of grant.

                OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information regarding individual grants of stock options made during the fiscal year ended December 31, 1996 to the executive officers named in the summary compensation table.

------------------------------------------------------------------------------------------------------
                  NUMBER
                    OF         PERCENT OF
                  SHARES      TOTAL OPTIONS                              POTENTIAL REALIZABLE VALUE AT
                UNDERLYING     GRANTED TO     EXERCISE OR                   ASSUMED ANNUAL RATES OF
                  OPTIONS     EMPLOYEES IN   BASE PRICE PER  EXPIRATION  STOCK PRICE APPRECIATION FOR
      NAME      GRANTED (#)    FISCAL YEAR     SHARE ($)        DATE              OPTION TERM
------------------------------------------------------------------------------------------------------
                                                                              5% ($)     10% ($)
------------------------------------------------------------------------------------------------------
Robert A. Peiser 300,000           45%            $7.75      11/20/06(1)     $366,478    $769,575
------------------------------------------------------------------------------------------------------
Mark Coleman     200,000           30%            $8.25       12/8/06(2)     $260,081    $546,150
------------------------------------------------------------------------------------------------------

(1) Such options were granted on November 15, 1996 and vest over a three year period with one-third vesting on each of the first, second and third anniversaries of the grant date.

(2) Such options were granted on December 3, 1996 and vest over a three year period, with 67,000 vesting on December 9, 1997, 67,000 vesting on December 9, 1998, and 66,000 vesting on December 9, 1999.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table sets forth information regarding option exercises during the fiscal year ended December 31, 1996 as well as any unexercised options held as of December 31, 1996 by each named executive.

---------------------------------------------------------------------------------------------------
                                                NUMBER OF SECURITIES             VALUE OF
                                                     UNDERLYING             UNEXERCISED IN-THE-
                                                 UNEXERCISED OPTIONS            MONEY OPTIONS
                                               AT FISCAL YEAR-END (#)     AT FISCAL YEAR-END($)(1)
                                               ----------------------     ------------------------
---------------------------------------------------------------------------------------------------
                        SHARES      VALUE
                      ACQUIRED ON  REALIZED
        NAME          EXERCISE (#)    ($)    EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
        ----          -----------  --------  -----------  -------------  -----------  -------------
---------------------------------------------------------------------------------------------------
Robert A. Peiser          -0-         -0-        -0-         300,000         -0-           -0-
---------------------------------------------------------------------------------------------------
Edward R. Beauvais        -0-         -0-       60,000        40,000        60,000        40,000
---------------------------------------------------------------------------------------------------
Thomas J. DeNardin       16,666     166,660     16,668         -0-          16,668         -0-
---------------------------------------------------------------------------------------------------
Glenn S.  Goldberg       14,000     140,000     36,000        25,000        36,000        25,000
---------------------------------------------------------------------------------------------------
Mark Coleman              -0-         -0-        -0-         200,000         -0-           -0-
---------------------------------------------------------------------------------------------------
Martin J. Dugan, Jr.      -0-         -0-       40,000         -0-          40,000         -0-
---------------------------------------------------------------------------------------------------
Martin J. Wax             5,000      50,000     25,000        45,000        25,000        45,000
---------------------------------------------------------------------------------------------------
Timothy D. Komberec      16,666     166,660     15,667        16,667        15,667        16,667
---------------------------------------------------------------------------------------------------
Donald E. Applegarth      5,000      50,000     25,000        45,000        25,000        45,000
---------------------------------------------------------------------------------------------------
Nolan A. Wiley           11,166     184,239     22,167        16,667        22,167        16,667
---------------------------------------------------------------------------------------------------

(1) Fair market value of each unexercised in-the-money option at December 31, 1996 is based on the positive spread between the exercise price of the options and $7.00, the closing price of Common Stock on December 31, 1996.

                 REPORT OF COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors furnished the following report with respect to executive compensation for 1996. This report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 (the "Acts"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     The Compensation Committee of the Board of Directors is responsible for determining the compensation arrangements for the executive officers of the Company. It also administers the 1996 Restricted Stock Plan for Non-Employee Directors, the 1994 Stock Option Plan and the 1995 Directors' Option Plan.

     The Company applies a consistent philosophy to compensation for all employees, including senior management. This philosophy incorporates the following goals:

     1. Provide a competitive level of compensation to attract and retain talented management.

     2. Reward management for corporate performance by linking a substantial portion of total compensation to the achievement of measurable performance objectives.

     3. Align the interests of management with the shareholders in order to maximize shareholder value.

The Company has a simple compensation program that consists of cash and equity based compensation. This program is intended to enable the Company to attract and retain key employees, enhance stockholder value, motivate innovation, foster teamwork, and adequately reward employees.

                    CASH-BASED COMPENSATION

SALARY

The Company sets base salary for employees based upon the philosophy indicated above. Using these elements, the Compensation Committee, with the help of outside consultants, compares corresponding amounts paid by other companies (the "peer group") selected because of the similarity of their businesses, size and prospects to those of the Company. The committee believes that these companies accurately reflect the market in which the Company competes for executive talent. Salary increases granted to the Company's executive officers during 1996 were based on observed competitive salary levels within the peer group, taking into account the Company's performance and financial circumstances.

                   EQUITY-BASED COMPENSATION

1994 STOCK OPTION PLAN

     The Company's 1994 Stock Option Plan (the "1994 Plan") provides additional incentives to maximize stockholder value. The plan utilizes vesting periods to encourage key employees to continue in the employ of the Company. All options granted under the 1994 Plan become exercisable in one-third increments one year, two years and three years after the date of grant. The Company grants stock options to a broad-based population of senior and middle management employees. In determining the size of incentive awards to individual key employees, the Compensation Committee considers a number of factors, including:

          1.   Level of job responsibilities;
          2.   Past performance;
          3.   Size and frequency of grants by comparable companies;
          4.   Salary level;
          5. Corporate performance, as measured by various tests of profitability such as operating income, net income and earnings per share; and
          6.   Size of any prior grants.

     In 1996, the Company granted Stock Options to two executive officers (Mr. Peiser and Mr. Coleman) as part of their employment agreements with the Company. See discussion under "Employment Agreements" above. The Compensation Committee believes that the grant of these options encourages officers to remain with the Company in order to realize the options' underlying economic value. Also, the Compensation Committee feels that it is appropriate to grant options to newly hired senior officers in order to help them embrace the Company's goal of increasing shareholder value.

             COMPENSATION OF CHIEF EXECUTIVE OFFICER

     The Compensation Committee believes that the base salary, signing bonus and stock and stock options granted to Mr. Peiser under his employment agreement as the Company's Chief Executive Officer are appropriate in light of the Compensation Committee's philosophy as described above, and important in attracting, motivating and retaining an appropriately qualified Chief Executive Officer. For a summary of the terms of Mr. Peiser's employment agreement, see discussion under "Employment Agreements - Robert A. Peiser" above.

                                       COMPENSATION COMMITTEE

                                       Ivan Irwin, Jr.
                                       Clayton I. Bennett

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Company's Compensation Committee are Ivan Irwin, Jr. (Chairman) and Clayton I. Bennett.

     On December 18, 1996, the Company borrowed $2.5 million from Hunt Petroleum of Texas, Inc. ("HPTI"), and on December 20, 1996, the Company borrowed $2.5 million from GFI Company ("GFI") under terms that anticipated repayment in thirty days. HPTI and GFI are major stockholders of the Company. Ivan Irwin, Jr., a Director of the Company, Chairman of the Legal and Compensation Committees, and a member of the Audit Committee, is Vice President of HPTI and James R. Wikert, a Director of the Company, is the son-in-law of a related party to HPTI. Clayton L. Bennett, a Director of the Company, is the son-in-law of Edward L. Gaylord, a significant stockholder of the Company and a controlling person of GFI, and Glenn M. Stinchcomb, a Director of the Company, is also a director of Gaylord Entertainment Company, a company controlled by Edward L. Gaylord, a controlling person of GFI.

     On January 31, 1997, the Company's Board of Directors created Series B Preferred Stock, $0.001 par value per share (the "Preferred Stock"), and began a series of transactions which resulted in the sale of 200,000 shares
of such Preferred Stock to HPTI and GFI.   On that same date, each of HPTI
and GFI loaned to the Company the principal amount of $10,000,000, which included the $2,500,000 previously loaned by each of HPTI and GFI to the Company in December 1996 (the "Loans"), such Loans evidenced by Promissory Notes. Pursuant to the terms of the Stock Purchase Agreement entered into among HPTI, GFI and the Company on February 27, 1997, each of HPTI and GFI purchased 100,000 shares of the Company's Preferred Stock at a purchase price of $100 per share. The Preferred Stock is subject to certain redemption rights of the Company and the investors, respectively. Payment of the purchase price for the Preferred Stock was made by cancellation of the Promissory Notes. In addition, the Company issued to each of HPTI and GFI warrants to purchase, subject to certain vesting conditions, an aggregate of 2,650,000 shares of the Company's common stock, $0.001 par value per share, at a price of $0.01 per share.

                                PERFORMANCE GRAPH

      The performance graph below shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under either the Securities Act of 1933 or the Securities Exchange Act of 1934 (the "Acts"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     The graph below compares cumulative total return on the Company's common stock, for the period since the Company's initial public offering on December 5, 1995, through December 31, 1996, assuming an investment of $100 on December 5, 1995 in each of (i) the Company's Common Stock; (ii) the NASDAQ Stock Market Index of U.S. Companies; and (iii) a group of four peer companies chosen by the Company, consisting of America West Airlines, Reno Air, Inc., Southwest Airlines Co. and ValuJet Airlines, Inc. (the "Peer Group").

                                    [CHART]

                               12/29/95         12/31/96
                               --------         --------
          WPAC                  76.14             31.82
          NASDAQ                98.71            121.12
          Peer Group            89.71             69.92

                PROPOSAL TO AMEND THE COMPANY'S
             RESTATED CERTIFICATE OF INCORPORATION
          TO INCREASE THE NUMBER OF AUTHORIZED SHARES
                        OF COMMON STOCK
                     (ITEM 2 ON PROXY CARD)

     The Company's Restated Certificate of Incorporation currently authorizes 20,000,000 shares of Common Stock. On May 8, 1997, there were 13,527,977 shares of Common Stock outstanding, and another 6,177,702 reserved for issuance pursuant to outstanding stock options, the Company's Employee Stock Purchase Plan, unvested stock grants, and outstanding warrants, leaving 294,321 shares of Common Stock available for all other corporate purposes. The Board of Directors believes it to be highly advisable to increase the number of authorized shares of Common Stock to 40,000,000. The additional shares of Common Stock would be capable of being issued for any proper corporate purpose by the Company's Board of Directors at any time without further stockholder approval unless otherwise required under applicable law, the Company's Restated Certificate of Incorporation or Bylaws, or by the provisions of any listing agreement to which the Company is or may become a party. The Board of Directors believes it is desirable to increase the number of authorized shares of Common Stock in order to give the Company flexibility in considering such matters as raising additional capital, acquisitions and other corporate purposes.

     Effective April 1, 1997, the Company entered into an Information Technology Services Agreement with Perot Systems Corporation ("Perot"), pursuant to which Perot will deliver an integrated suite of technology related services to the Company over a five-year period. On May 6, 1997, the Company issued to Perot 114,286 shares of Common Stock having an agreed value of $800,000. By the first anniversary of the effective date, the Company will issue to Perot a number of shares of Common Stock having a value of $600,000.
 By the second anniversary of the effective date, the Company will issue to Perot a number of shares of Common Stock having a value of $400,000. During the first six months of the agreement, the Company may elect to issue shares of its Common Stock to Perot in lieu of cash for up to three months of base monthly service fees and pass-through expenses, not to exceed $2,000,000 in the aggregate. In each instance, the number of shares to be issued is to be determined by dividing the amount of the base monthly service fees by the average closing bid price for the Company's Common Stock for the five trading days ending two days prior to the date the shares are to be delivered.

     On April 22, 1997, the Company entered into a non-binding letter of intent (the "Letter of Intent") with a placement agent regarding a proposed private placement of approximately $10 million of a new class of convertible preferred stock to be created by the Company (the "Convertible Preferred Stock"). The Convertible Preferred Stock is anticipated to carry a preferred dividend equivalent of 8% and be convertible into shares of the Company's Common Stock at a conversion price equal to the lesser of 110% of the closing bid price of the Company's Common Stock at the time of funding (subject to certain adjustments based on the performance of the Common Stock) or 90% of the previous average 20 day closing bid price of the

Company's Common Stock at the time of conversion (subject to certain further discounts of up to 10% based on the number of months elapsed between the original issuance of the Convertible Preferred Stock and conversion). It is anticipated that the proceeds to the Company of any private placement of the Convertible Preferred Stock would be used for working capital purposes.

     On April 25, 1997, the Company entered into a revised Aviation Fuel Management Agreement (the "Fuel Management Agreement") with Mercury Air Group, Inc. ("Mercury"), whereby Mercury has agreed to provide certain fuel supply services to the Company. The Company also executed a promissory note in favor of Compass Bank in the principal sum of $6,000,000 (the "Compass Note"). The Compass Note provides that the Company may borrow funds from Compass Bank in order to pay amounts due and owing under the Fuel Management Agreement. Payment of all amounts due and owing from the Company to Compass Bank under the Compass Note is guaranteed by Mercury. In consideration of Mercury's entering into the Fuel Management Agreement and its agreement to guarantee the obligations of the Company arising pursuant to the Compass Note, on April 25, 1997 the Company issued warrants to Mercury to purchase 200,000 shares of the Company's Common Stock (the "Mercury Warrants") at an exercise price of $6.875 per share (the closing bid price of the Company's Common Stock as reported on Nasdaq on April 25, 1997). The Mercury Warrants became exercisable upon issuance and expire on April 25, 2000. With respect to Mercury Warrants that remain unexercised on July 25, 1998, the Company may become obligated thereunder to issue additional shares of Common Stock to Mercury (or make cash payments to Mercury) to the extent that the highest average trading price of the Company's Common Stock (as reported on Nasdaq during any 20 consecutive trading days during the three month period ending July 25, 1998) does not meet at least a 20% target return level, as set forth in the Mercury Warrants.

      Other than the Company's agreements with Perot and Mercury and commitments under the Letter of Intent, existing stock grants, options and warrants, the Company has no present agreements or commitments to issue any additional shares. However, the Company is actively seeking other arrangements that will allow it to increase its liquidity, enhance its working capital or achieve other business goals. Such arrangements could include transactions in which the Company could issue shares of its Common Stock or other securities convertible into or exchangeable for Common Stock.

     The authorization of additional shares of Common Stock will not, by itself, have any effect on the rights of holders of Common Stock. Nonetheless, any issuance of additional shares could, among other things, have a dilutive effect on earnings per share and on the voting rights and equity of present stockholders. Holders of the Company's outstanding shares of Common Stock have no preemptive rights to subscribe for or purchase any stock of the Company and will not have any appraisal rights in connection with the proposed amendment.

     The proposed amendment would amend the first sentence of Article 4 of the Certificate to read as follows:

     "4. CAPITAL STOCK. The total number of shares of all classes of stock which this Corporation shall have the authority to issue is forty-three million forty-seven thousand (43,047,000), of which forty million (40,000,000) shall be common stock, par value $0.001 per share, and three million forty-seven thousand (3,047,000) shall be preferred stock, par value $0.001 per share."

VOTE REQUIRED.

The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is required for approval of the foregoing proposed amendment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION.

            CERTAIN TRANSACTIONS INVOLVING THE COMPANY

     On May 5, 1995, the Company entered into an Aircraft Lease Agreement with Aircorp, Inc. ("Aircorp"). Aircorp is owned by James R. Wikert, who was elected to the Board of Directors of the Company in 1995. Pursuant to the Lease Agreement, the Company leases a Boeing 737-300 aircraft from Aircorp. The Company paid Aircorp lease payments totaling $4,800,000 in 1996. Management believes that the Lease Agreement with Aircorp constitutes an arms-length transaction at fair market value.

     Effective January 1, 1996, the Company entered into a consulting agreement with AVFORS, Inc., a company owned by John Beauvais, the son of Edward R. Beauvais, to provide market analysis, forecasting, scheduled service pattern development, pricing policy analysis, yield management, economic analysis and related services for the Company. The agreement provided for payment of consulting fees to AVFORS and John Beauvais in the amount of $8,750 per month, plus additional fees for services rendered. The Company paid AVFORS and John Beauvais a total of $176,435 under this agreement in fiscal 1996. The Company terminated this agreement with AVFORS in December 1996.

     Effective January 1, 1995, the Company entered into a consulting agreement with InnoVision Incorporated ("InnoVision"). InnoVision is owned, operated and controlled by Paul Beauvais, the son of Edward R. Beauvais, and Michael Lancy, brother of John S. Lancy, a former member of the Company's Board of Directors. Under the agreement, InnoVision provided creative media and related services, including advertising liaison, promotion and marketing. Compensation to InnoVision was based upon hourly rates for services performed by InnoVision personnel, with minimum monthly compensation of $12,500. InnoVision received an aggregate of $3,172,393 under the agreement in 1996. The Company terminated this agreement with InnoVision in December 1996.

     In 1996, the Company ordered uniforms and logo merchandise from Looks Like A Pro, Inc., a company owned by Matthew Beauvais, the son of Edward R. Beauvais. The Company had no written agreement with Looks Like A Pro, Inc. Looks Like A Pro, Inc. received a total of $436,400 for merchandise ordered by the Company in 1996. The Company ceased ordering merchandise from Looks Like A Pro, Inc. in December 1996.

     In June 1996, the Company entered into a short-term lease agreement with Express One International, Inc. ("Express One") for two Boeing 727-200 aircraft. James R. Wikert, a Director of the Company, is the Chief Executive Officer of Express One. The lease covered the cost of the aircraft, in-flight crews, maintenance and insurance. The agreement was terminated on September 5, 1996. The Company paid Express One lease payments totaling $2,787,583 in 1996. Management believes that the lease agreement with Express One constituted an arms-length transaction at fair market value.

     Pursuant to an agreement that became effective on April 26, 1996 between the Company and DC9-41, Inc., a Florida corporation of which James R. Wikert owns a 50% interest, the Company paid commissions to DC9-41, Inc. in the amount of $800,000 in connection with the purchase by the Company of a Boeing 737-300 aircraft from Aerovias Venezolanas, S.A. DC9-41, Inc. assisted in the negotiation of and otherwise accomplished the procurement of the aircraft for the Company. Management believes that the Agreement with DC9-41, Inc. constitutes an arms-length transaction at fair market value.

     The Company was a party to a consulting agreement with John S. Lancy, who was the Company's Vice Chairman of the Board until his resignation in November 21, 1996, pursuant to which Mr. Lancy served as the Company's outside general counsel. The Company terminated its agreement with Mr. Lancy on November 11, 1996, and paid Mr. Lancy a lump sum of $348,000 in connection with such termination. Not including the lump sum termination payment, the Company paid Mr. Lancy monthly stipends totaling $159,000.00 in 1996. Management believes that the consulting agreement with Mr. Lancy constituted an arms-length transaction at fair market value.

     The law firm in which Mr. Lancy is a partner provided legal services to the Company until November 1996. The Company paid an aggregate of $552,573.15 in fees (in addition to monthly stipends totalling $159,000.00) and $31,258.50 in cost reimbursement to such firm in 1996, which included $118,658.25 in fees and $2,658.42 in costs paid by Mr. Lancy's firm in 1996 for contract services to the law practice owned by C. Steven Rorke, the Company's Secretary until February 1997.

     See also the discussion of certain transactions under the heading "Compensation Committee Interlocks and Insider Participation" above.

                  INDEPENDENT PUBLIC ACCOUNTANT

     Arthur Andersen LLP served as independent certified public accountants of the Company for the fiscal year ended December 31, 1996. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting. He will have an opportunity to make a statement if he so desires, and is expected to be available to respond to appropriate questions.

     The Audit Committee of the Board of Directors has recommended to the Board of Directors that Arthur Andersen LLP be retained as independent certified public accountants of the Company for fiscal 1997.

                          ANNUAL REPORT

     The Company's Annual Report for the fiscal year ended December 31, 1996, as filed with the Commission has been mailed to stockholders with this Proxy Statement. The Company will provide, without charge, a copy of the Company's annual report on Form 10-K for 1996, upon written request directed to: Nina
A. Ortega, Office of the Corporate Secretary, Western Pacific Airlines, Inc., 2864 South Circle Drive, Suite 1100, Colorado Springs, Colorado 80906.

          STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Stockholders' proposals on matters appropriate for stockholder action at the Company's 1998 annual meeting of stockholders must be submitted in writing to the Secretary of the Company at the address of the Company set forth on the first page of this Proxy Statement no later than January 12, 1998 in order to be considered for inclusion in the Company's 1998 Proxy Statement and proxy card.

                          OTHER MATTERS

     The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting other than the business identified in the Notice of Meeting. If other matters properly come before the Annual Meeting, the proxies will be voted upon such matters in accordance with the judgment of the persons acting under the proxies.

     PLEASE SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY.

                                       By Order of the Board of Directors

                                       /s/ Nina A. Ortega
                                       Nina A. Ortega
                                       SECRETARY

Colorado Springs, Colorado
May 9, 1997

                         WESTERN PACIFIC AIRLINES, INC.
                      2864 SOUTH CIRCLE DRIVE, SUITE 1100
                        COLORADO SPRINGS, COLORADO 80906

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Robert A. Peiser and George E. Leonard, and each of them, with full power of substitution, as attorneys and proxies to represent the undersigned at the 1997 Annual Meeting of Stockholders of Western Pacific Airlines, Inc. (the "Company") to be held at The Antlers Doubletree Hotel, Summit Ballrooms II and III, 4 South Cascade, Colorado Springs, Colorado, at 10:00 a.m. local time, on Thursday, June 19, 1997, or at any adjournment thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock of the Company which the undersigned may be entitled to vote at said Meeting as follows:

1.  ELECTION OF DIRECTORS

         FOR all nominees listed below         WITHHOLD AUTHORITY  / /
         (unless the name of a nominee
         is crossed out)  / /

                      Edward R. Beauvais    Ivan Irwin, Jr.

2.  AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION
    Approval of the amendment to the Company's Restated Certificate of Incorporation to increase to 40,000,000 the number of authorized shares of Common Stock

            FOR  / /            AGAINST  / /            ABSTAIN  / /

3. IN THEIR DISCRETION, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING (which the Board of Directors does not know of prior to May 9, 1997)

                  (continued and to be signed on reverse side)

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR, AND FOR THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION, AND WILL CONFER THE AUTHORITY SET FORTH IN PARAGRAPH 3.

    Receipt is hereby acknowledged of the Notice of the Meeting and Proxy Statement dated May 9, 1997, as well as a copy of the Company's Annual Report for the fiscal year ended December 31, 1996.
Dated: _____________ , 1997.
                                                 _______________________________
                                                 _______________________________
                                                   (SIGNATURE OF STOCKHOLDER)

                                                 WHEN SIGNING AS ATTORNEY,
                                                 EXECUTOR, ADMINISTRATOR,
                                                 TRUSTEE OR GUARDIAN, PLEASE
                                                 GIVE TITLE. EACH JOINT OWNER IS
                                                 REQUESTED TO SIGN. IF A
                                                 CORPORATION OR PARTNERSHIP,
                                                 PLEASE SIGN BY AN AUTHORIZED
                                                 OFFICER OR PARTNER. PLEASE SIGN
                                                 IN THE SAME MANNER AS YOUR
                                                 CERTIFICATE(S) IS (ARE)
                                                 REGISTERED.

  PLEASE COMPLETE, DATE, SIGN AND RETURN this proxy in the envelope provided.